UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

Commission File Number: 000-56142

Everything Blockchain, Inc.
(Exact name of registrant as specified in charter)

Florida	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12574 Flagler Center Blvd, Suite 101 Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

 (904) 454-2111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

‑ Signature Page to Asset Purchase Agreement ‑

As used in this report, the terms “Company,” “our company,” “us,” “Everything Blockchain,” “we” and “our” refer to Everything Blockchain, Inc. unless the context requires otherwise.

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2024, Everything Blockchain Inc (the “Company”) entered into an agreement with DataRock Technologies, Inc., (“DataRock”), a Texas Corporation.  The principle of DataRock is Craig T. Stevens, a former member of the Company’s Board of Directors.  In addition, Mr. Stevens was the holder of a senior secured promissory note with the Company, where the Company had defaulted in owing $1,302,956. Under the agreement, DataRock acquired certain company assets for $3,300,000.  Payment of $3,300,000 included 1) the outstanding balance of the senior secured promissory note, 2) the assumption of $1,148,802 of the Company’s vendor debt, 3) prepaid royalties of $250,000, 4) the assumption of $654,935 in accrued payroll, benefits, and bonuses, and 5) $193,306.93 to be paid via a 2.5% royalty fee from sales generated from the assets sold.

The Company transferred to DataRock its EBControl and BuildDB software solutions under the agreement.

Item 2.06. Material Impairments

Based upon this agreement, the Company will impair its Goodwill and intangible assets associated with EBControl and BuildDB, which the Company expects to be approximately $20 million.  The Company is currently working with its auditors to address this impairment which will be reflected on the financials in the next Form 10Q.

Item 9.01 Financial Statements and Exhibits.

d) The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

1.1	Asset Purchase Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERYTHING BLOCKCHAIN, INC.

Date: January 6, 2025	By:	/s/ Arthur Rozenberg
Arthur Rozenberg
Chief Executive Officer

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